UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2016

PERSEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

391 Chipeta Way
Salt Lake City, Utah 84108
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

For the year ended December 31, 2015, the Company had total revenues of $3,307,574.  Excluding $465,840 of revenue recognized from an operation that was divested in the second quarter of 2015, the fiscal year 2015 revenue associated with the Company’s existing microwave ablation business was $2,841,734, a 35.5% increase as compared to total revenues of $2,096,993 for the Company’s microwave ablation business for the 12 month period ended December 31, 2014.

For the year ended December 31, 2015, the Company had a net loss of $10,240,459 a 43% increase as compared to the net loss of $7,142,832 for the year ended August 31, 2014.

As of February 29, 2016, the Company had cash and cash equivalents of $1,172,615 and total liabilities of $2,990,401.

Item 8.01                      Other Events.

On March 31, 2016, the Company also provided an update regarding the state of the Company, including a summary of the key events that have occurred over the past several months. During this time the Company has been continuously seeking various strategic alternatives, as described below. On October 26, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement” with Galil Medical, Inc. (“Galil”) pursuant to which a wholly owned subsidiary of Galil would (i) conduct a tender offer (the “Tender Offer”) for all of the outstanding common stock and publicly traded warrants of the Company and (ii) merge with and into the Company (the “Merger”). At that time the Company projected that its cash resources would only be sufficient to sustain the Company’s operations for up to four months after September 30, 2015 without substantial cost cutting to a level that would include fewer resources and compliance levels of staffing and activities across the Company.

On December 22, 2015, Galil notified the Company that it was electing to terminate the Merger Agreement because the Tender Offer expired in accordance with its terms due to the failure of certain conditions to the Tender Offer. Accordingly, on December 23, 2015, in order to materially reduce expenses, the Company terminated a substantial number of employees and began evaluating the resource level needed to continue manufacturing its products for distribution and sale to its customer base. As of the date of this filing, the Company has five full-time employees, including Clint Carnell, the President and Chief Executive Officer of the Company who, as disclosed previously, is not receiving a salary. Mr. Carnell has been involved in the operations of the Company, including the efforts to sell the Company or its assets, on a day-to-day basis.  Mr. Carnell began employment with ALPHAEON Corporation as its President of Europe, Middle East and Africa in anticipation of the closing of the Merger. Despite his new employment, Mr. Carnell continues to fulfill his responsibilities with the Company.

The Company is also being assisted by a consultant who oversees the operations of the Company in light of the year-end retirement of William S. Barth, the Company’s former Chief Financial Officer. Due to a lack of resources at the Company, this consultant is supported by only a limited staff, which are included in the five full-time employees described above.

In light of the Company’s rapidly deteriorating financial condition and limited cash resources, and in an effort to raise much needed cash, on February 22, 2016, the Company agreed to sell 1,291,886 shares (the “Pyrexar Shares”) of Series A preferred stock of Pyrexar Medical, Inc. (“Pyrexar”) for total consideration of $1 million pursuant to a Purchase and Sale Agreement by and between the Company and Pyrexar dated February 22, 2016. The Company acquired the Pyrexar Shares from Pyrexar previously in connection with the sale of the Company’s former hyperthermia assets to Pyrexar pursuant to that certain Asset Purchase Agreement by and among the Company and Pyrexar dated as of April 1, 2015 (the “Pyrexar Purchase Agreement”). In addition to selling the Pyrexar Shares, the Company agreed to release Pyrexar from its obligation to pay the Company $61,677.78 for royalties and services rendered and $19,378 in future dividends due to the Company under the Purchase Agreement. Finally, the Company agreed to release Pyrexar from all future royalties owed to the Company under the Pyrexar Purchase Agreement.

The Company continues to sell its MicroThermX product, albeit on a reduced scale. Since the date of Galil’s termination of the Merger Agreement, the Company has sought various strategic alternatives, including a sale of the Company; however, to date no strategic options other than as described herein have been available to the Company.  While various companies have considered purchasing the Company or its assets, as of the date of this report no other formal offers have been made to the Company.  Accordingly, at this time, the Company is continuing to examine all strategic options, including a sale of the Company or its assets, bankruptcy, and a sale of the Company’s assets in bankruptcy, although the Company currently sees bankruptcy and a sale of the Company’s assets in bankruptcy as options of last resort. The Company cannot guarantee that it will find a buyer or, if it does find a buyer, that the purchase price will be sufficient to cover all of its liabilities and return any proceeds from the sale to the Company’s shareholders. Similarly, the Company cannot guarantee that its shareholders will receive any funds if the Company files bankruptcy.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect our current expectations and beliefs regarding our future results of operations, performance and achievements. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “contemplate,” “target” or “believe” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.  These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize.  These forward-looking statements include, but are not limited to, statements concerning (i) our anticipated financial performance and business plan; and (ii) our belief about the future strategic opportunities for the Company. We wish to caution readers that the forward-looking statements and our operating results are subject to various risks and uncertainties that could cause our actual results and outcomes to differ materially from those discussed or anticipated, including the risk that no strategic options will be available to the Company or available on terms that will permit any return to shareholders, and the factors set forth in Item 1A – “Risk Factors” below and in our Transition Report on Form 10-K for the period ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and our other filings with the SEC.  We also wish to advise readers not to place any undue reliance on the forward-looking statements contained in this report, which reflect our beliefs and expectations only as of the date of this report.  We assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances or any changes in our beliefs or expectations, other than as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSEON CORPORATION

Date: March 31, 2016	By:	/s/ Clinton E. Carnell Jr.

	Name:	Clinton E. Carnell Jr.
	Title:	President and Chief Executive Officer Principal Executive Officer